SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event): December 21, 2007
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	0-29392	88-0379834
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)
4415 Caribou Road — P.O. Box 653 — Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 21, 2007, the Corporation and its wholly owned subsidiary, Calais Resources Colorado, Inc., a Nevada corporation (“Calais-Colorado”) entered into an agreement (the “Modification Agreement”) with Duane A. Duffy, Glenn E. Duffy, James Ober, and Luke Garvey (the “Lenders”) modifying a prior note, dated August 11, 2005, in the principal amount of $807,650.11 from the Corporation and Calais-Colorado to the Lenders (the “Prior Note”), which Prior Note was originally due and payable in full on October 1, 2006.
Under the Modification Agreement, principal and accrued interest under the Prior Note, plus late fees and collection costs of Lenders was recapitalized into a new promissory note (the “New Note”) from the Corporation and Calais-Colorado to the Lenders in the principal amount of $900,537.28, accruing interest at a rate of 15.9 percent per annum. There is no penalty for prepayment of the New Note, and all amounts of principal and interest outstanding under the New Note are due and payable on April 1, 2008. The Corporation and Calais-Colorado signed and delivered the New Note to the Lenders on December 21, 2007, to be effective as of December 1, 2007, in connection with their entry into the Modification Agreement. The New Note, like the Prior Note, is secured by a deed of trust encumbering certain real property owned by the Corporation in Boulder County, Colorado, known as the Caribou Townsite and Mine.
In addition, pursuant to the Modification Agreement, the Corporation agreed to (i) modify the terms of 875,000 common stock purchase warrants previously issued to Duane A. Duffy, Glenn E. Duffy and Jason Duffy to extend the termination date of such warrants from March 15, 2012 to January 1, 2020, and (ii) to modify the terms of an additional 1,000,000 common stock purchase warrants previously issued to Lenders to extend the termination date of such warrants from April 14, 2011 to January 1, 2020 and to lower the exercise price on such warrants from $0.40 to $0.25 per share of common stock.
There is no material relationship between the Corporation, Calais-Colorado, or their respective affiliates and any of the Lenders and Jason Duffy, other than in respect of the New Note and Prior Note and the transactions related thereto.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 21, 2007, the Corporation acquired from SNH Investments, LLC (“SNH”), a Colorado limited liability company, in exchange for the securities described in item 3.02 below, all of SNH’s rights, title and interest in and to all personal property, fixtures, equipment, machinery, buildings, structures and improvements at and in the Stringtown Mill located near Leadville, Colorado. The acquired assets included a mill, mill motor, water tanks, conveyors, jigs, a steel building, and other mineral processing equipment formerly used in the Stringtown Mill.
There is no material relationship, other than in respect of this transaction, between SNH and the Corporation, affiliates of the Corporation, the directors and officers of the Corporation, or their associates
Item 3.02. Unregistered Sales of Equity Securities.
On December 21, 2007, the Corporation sold to SNH 750,000 shares of the Corporation’s common stock and 750,000 common stock purchase warrants, each such warrant to purchase one share of common stock at any time prior to December 21, 2012, at an initial exercise price of US$0.12 per share. These securities were sold in exchange for mineral processing equipment and buildings conveyed to the Corporation by SNH, as described in Item 2.01 above.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CALAIS	RESOURCES, INC. (Registrant)

December 28, 2007	By:	/s/ David K. Young

David K. Young, Chief Executive Officer